
                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                       THREE MONTHS ENDED DECEMBER 31, 1998
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 12/31/1998. . .  $14,935

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,220)                            $ .155
  Class B dividends declared . . . . . . . . .   (4,221)                                          $ .160

Undistributed basic earnings . . . . . . . . .  $ 8,494           40,698            $ .209        $ .209
Basic Earnings Per Share . . . . . . . . . . .                                      $ .364        $ .369
Basic Earnings Per Share (rounded) . . . . . .                                      $ .36         $ .37

Dilutive effect of stock options . . . . . . .      (44)             273
Undistributed diluted earnings . . . . . . . .  $ 8,450           40,971            $ .206        $ .206
Diluted Earnings Per Share . . . . . . . . . .                                      $ .361        $ .366
Diluted Earnings Per Share (rounded) . . . . .                                      $ .36         $ .37

568,000 of the 2,030,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.




                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                        THREE MONTHS ENDED DECEMBER 31, 1997
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 12/31/1997. . .  $15,485

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,092)                            $ .145
  Class B dividends declared . . . . . . . . .   (4,067)                                          $ .150

Undistributed basic earnings . . . . . . . . .  $ 9,326            41,523           $ .225        $ .225
Basic Earnings Per Share . . . . . . . . . . .                                      $ .370        $ .375
Basic Earnings Per Share (rounded) . . . . . .                                      $ .37         $ .38

Dilutive effect of stock options . . . . . . .     (306)              407
Undistributed diluted earnings . . . . . . . .  $ 9,020            41,930           $ .215        $ .215
Diluted Earnings Per Share . . . . . . . . . .                                      $ .360        $ .365
Diluted Earnings Per Share (rounded) . . . . .                                      $ .36         $ .37

586,000 of the 1,825,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.




                                                   Exhibit(11)


                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                        SIX MONTHS ENDED DECEMBER 31, 1998
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, six months ended 12/31/1998. . . .  $27,498

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (4,449)                            $ .310
  Class B dividends declared . . . . . . . . .   (8,433)                                          $ .320

Undistributed basic earnings . . . . . . . . .  $14,616           40,814            $ .358        $ .358
Basic Earnings Per Share . . . . . . . . . . .                                      $ .668        $ .678
Basic Earnings Per Share (rounded) . . . . . .                                      $ .67         $ .68

Dilutive effect of stock options . . . . . . .      (83)             259
Undistributed diluted earnings . . . . . . . .  $14,533           41,073            $ .354        $ .354
Diluted Earnings Per Share . . . . . . . . . .                                      $ .664        $ .674
Diluted Earnings Per Share (rounded) . . . . .                                      $ .66         $ .67

570,000 of the 1,903,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.




                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                        SIX MONTHS ENDED DECEMBER 31, 1997
                                                    (UNAUDITED)

(Amounts in Thousands, Except Per Share Data)
                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, six months ended 12/31/1997. . . .  $28,514

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (4,166)                            $ .28875
  Class B dividends declared . . . . . . . . .   (7,992)                                          $ .29500

Undistributed basic earnings . . . . . . . . .  $16,356            41,499           $ .39413      $ .39413
Basic Earnings Per Share . . . . . . . . . . .                                      $ .68288      $ .68913
Basic Earnings Per Share (rounded) . . . . . .                                      $ .68         $ .69

Dilutive effect of stock options . . . . . . .     (224)              443
Undistributed diluted earnings . . . . . . . .  $16,132            41,942           $ .38462      $ .38462
Diluted Earnings Per Share . . . . . . . . . .                                      $ .67337      $ .67962
Diluted Earnings Per Share (rounded) . . . . .                                      $ .67         $ .68

391,000 of the 1,675,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.




                                                   Exhibit(11)